Exhibit 10.1

RESTRICTED STOCK CANCELATION AND EXCHANGE AGREEMENT

THIS RESTRICTED STOCK CANCELATION AND EXCHANGE AGREEMENT (the “Agreement”) is entered into as of June 30, 2020 by and between Aytu BioScience, Inc., a Delaware corporation (the “Company”), and ____________ (the “Holder”).

RECITALS

WHEREAS, on November 14, 2019 the Company’s compensation committee (the “Compensation Committee”) approved a grant of such number shares of restricted stock as set forth in Exhibit A at a per share price of $0.98 which represented the closing price of the Company’s common stock on the Nasdaq Capital Market on November 14, 2019 (the “Closing Price”) to the Holder (the “Equity Grant”);

WHEREAS, the Equity Grant was duly approved by the Company through valid corporate action but the Equity Grant was never issued to the Holder; and

WHEREAS, in lieu of issuing the Equity Grant, the Compensation Committee and the Holder agree that it be in the best interest of the Company and its stockholders for the Company and the Holder to enter into the Agreement whereby the Holder’s right title and interest to the Equity Grant will be canceled in exchange for a cash payment on the terms and subject to the conditions set forth in this Agreement (the “Restricted Stock Exchange”).

NOW, THEREFORE, in consideration of the promises, covenants and agreements herein contained, the parties agree as follows:

AGREEMENT

SECTION 1. EXCHANGE AND CANCELATION OF RESTRICTED STOCK FOR CASH.

1.1 Restricted Stock Cancelation and Exchange. At the Closing, the Company hereby agrees to cancel the Equity Grant, and the Holder hereby agrees to surrender the Equity Grant in exchange for the cash payment as set forth in Exhibit A (the “Restricted Stock Exchange Amount”), subject to applicable tax withholding. The Restricted Stock Exchange Amount, net of applicable tax withholding, shall be paid by cash, check or wire transfer of immediately available funds to an account or accounts to be designated by the Holder.

1.2 Closing. The closing of the Restricted Stock Exchange (the “Closing”) shall take place at such other time and place as the parties hereto shall mutually agree. The obligations of the Company to pay the Restricted Stock Exchange Amount shall be subject to the accuracy of the representations and warranties on the part of the Holder contained herein as of the date hereof and as of the date of the Closing and to the performance by the Holder of his obligations hereunder.

1.3 Termination of Rights to the Equity Grant. Upon the payment of the Restricted Stock Exchange Amount and completion of the Restricted Stock Exchange in accordance with the terms of this Agreement, the Equity Grant shall cease to be outstanding for any and all purposes, neither the Holder nor any other person shall have any rights as a holder of the Equity Grant.

SECTION 2. HOLDER REPRESENTATIONS AND WARRANTIES.

In connection with the transactions provided for hereby, the Holder represents and warrants to the Company as follows:

2.1 Authorization. The Holder has all necessary right, capacity, power and authority to execute, deliver and perform the Holder’s obligations under this Agreement and all agreements, instruments and documents contemplated hereby and to surrender the Equity Grant for the Restricted Stock Exchange, and this Agreement constitutes a valid and binding obligation of the Holder.

2.2 No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in a breach by the Holder of, or constitute a default by the Holder under, any agreement, instrument, decree, judgment or order to which the Holder is a party or by which the Holder may be bound.

2.3 Tax Matters. The Holder has had an opportunity to review with the Holder’s tax advisers the federal, state, local and foreign tax consequences of the Restricted Stock Exchange and the transactions contemplated by this Agreement. The Holder is relying solely on such advisers and not on any statements or representations of the Company or any of its agents. The Holder understands that the Holder (and not the Company) shall be responsible for the Holder’s tax liability and any related interest and penalties that may arise as a result of the transactions contemplated by this Agreement.

2.4 Finders. The Holder has not engaged any investment banker, broker, or finder in connection with the transactions contemplated hereunder, and no broker’s or similar fee is payable by the Holder or any of its affiliates in connection with the surrender of the Equity Grant for the Restricted Stock Exchange hereunder.

SECTION 3. COMPANY REPRESENTATIONS AND WARRANTIES; COMPANY COVENANTS.

In connection with the transactions provided for hereby, the Company represents and warrants to the Holder as follows:

3.1 Organization. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

3.2 Authorization. The Company has all necessary power and authority to execute, deliver and perform the Company’s obligations under this Agreement and all agreements, instruments and documents contemplated hereby and this Agreement constitutes a valid and binding obligation of the Company.

3.3 No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (i) will not result in a breach by the Company of, or constitute a default by the Company under, any agreement, instrument, decree, judgment or order to which the Company is a party or by which the Company may be bound, and (ii) will not result in a breach or violation of any law, rule or regulation applicable to the Company, including the Securities Act of 1933, as amended (and the rules and regulations promulgated thereunder) (the “Securities Act”), the Exchange Act, and the rules and regulations of the Nasdaq Capital Market.

3.4 No Consents. No consent, approval, authorization, filing, order, registration or qualification of or with any court or governmental or regulatory agency or body is required in connection with the transactions contemplated hereby, other than as may be required under the Exchange Act.

3.5 Brokers. No broker or finder has acted for the Company in connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder’s fee or other commissions in respect of such transactions.

3.6 Sufficient Funds. At the Closing, the Company will have sufficient funds available to deliver the Restricted Stock Exchange Amount in full and to consummate the transactions contemplated hereby.

SECTION 4. CHANGE IN CONTROL OR SEPARATION EVENT

4.1 In the event a “Change of Control” or a “Separation Event” occurs prior to the payment of the Restricted Stock Exchange Amount, the Company or its successor shall pay the remainder of the Restricted Stock Exchange Amount within thirty (30) days of the occurrence of such event.

4.2 “Change in Control” shall mean (1) a merger or consolidation in which the Company is a constituent party (or in which a subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation), other than a merger or consolidation in which the voting securities of the Company outstanding immediately prior to such merger or consolidation continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation, (2) any transaction or series of related transactions in which in excess of 50% of the Company’s voting power is transferred, other than the sale by the Company of stock in transactions the primary purpose of which is to raise capital for the Company’s operations and activities, or (3) a sale, lease, exclusive license or other disposition of all or substantially all (as determined by the Board in its sole discretion) of the assets of the Company, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company to an entity, more than 50% of the combined voting power of the voting securities of which are beneficially owned by stockholders of the Company in substantially the same proportions as their beneficial ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, exclusive license or other disposition.

4.3 “Separation Event” shall mean “separation from service” within the meaning of Treasury Regulation Section 1.409A-1(h).

SECTION 5. SUCCESSORS AND ASSIGNS.

Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Shares). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

SECTION 6. GOVERNING LAW.

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, except the choice-of-law provisions thereof.

SECTION 7. WAIVER OF JURY TRIAL.

EACH OF THE PARTIES TO THIS AGREEMENT, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR AGREEMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF ANY OF THEM. No party to this Agreement will seek to consolidate, by counterclaim or otherwise, any action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived.

SECTION 8. SPECIFIC PERFORMANCE.

Each party to this Agreement acknowledges and agrees that money damages would not be a sufficient remedy for any breach (or threatened breach) of this Agreement by it and that, in the event of any breach or threatened breach of this Agreement, (a) the party seeking specific performance will be entitled to injunctive and other equitable relief, without proof of actual damages; (b) the party against whom specific performance is sought will not plead in defense that there would be an adequate remedy at law; and (c) the party against whom specific performance is sought agrees to waive any applicable right or requirement that a bond be posted. Such remedies will not be the exclusive remedies for a breach of this Agreement, but will be in addition to all other remedies available at law or in equity.

SECTION 9. ENTIRE AGREEMENT.

This Agreement contains the entire understanding of the parties, and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof, except as expressly referred to herein.

SECTION 10. AMENDMENTS AND WAIVERS.

Any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Holder and the Company.

SECTION 11. FURTHER ACTION.

Each party hereto agrees to execute any additional documents and to take any further action as may be necessary or desirable in order to implement the transactions contemplated by this Agreement.

SECTION 12. SURVIVAL.

The representations and warranties herein shall survive the Closing.

SECTION 13. SEVERABILITY.

Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

SECTION 14. NOTICES.

All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile or electronic mail, if sent during normal business hours of the recipient or, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses set forth on the signature pages attached hereto (or at such other addresses as shall be specified by notice given in accordance with this SECTION 14).

SECTION 15. COUNTERPARTS.

This Agreement and any amendments to this Agreement may be executed in one or more textually-identical counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties to this Agreement and delivered to the other parties to this Agreement, it being understood that all parties to this Agreement need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party to this Agreement may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party to this Agreement forever waives any such defense, except to the extent such defense relates to lack of authenticity.

IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the day and year first above written.

COMPANY:

AYTU BIOSCIENCE, INC.

By:
Name:	Joshua Disbrow
Title:	Chief Executive Officer

HOLDER:

By:
Name:

[Signature Page to Restricted Stock Exchange Agreement]

EXHIBIT A

Holder Name	Equity Grant	Closing Price	Restricted Stock Exchange Amount	Q-1 2021 Payment	Q-2 2022 Payment
$0.98

Exhibit A